Exhibit 10.2
OFFICE AND INDUSTRIAL/COMMERCIAL LEASE
THIS OFFICE AND INDUSTRIAL/COMMERCIAL LEASE (“Lease”) is entered into as of June ___, 2005, by and between Stafford Office Park II, LP, a Delaware limited partnership (“Landlord”), and INPUT-OUTPUT, INC., a Delaware corporation (“Tenant”).
1. BASIC LEASE TERMS. For purposes of this Lease, the following terms have the following definitions and meanings:
(a) Landlord: Stafford Office Park II, LP, a Delaware limited partnership
(b) Landlord’s Address (For Notices): c/o Mosby Manager, LLC, 17124 Northbrook Trail, Chagrin Falls, Ohio 44023 or such other place as Landlord may from time to time designate by written notice to Tenant.
(c) Tenant: INPUT-OUTPUT, INC., a Delaware corporation.
(d) Tenant’s Address (For Notices): INPUT-OUTPUT, INC., 12300 Parc Crest Drive, Stafford, Texas 77477, or such other place as Tenant may from time to time designate by written notice to Landlord.
(e) Intentionally Deleted
(f) Intentionally Deleted
(g) Premises: The real property located at 11104 West Airport Blvd., Stafford, Fort Bend County, Texas, (“Building One ”), located on that certain property described in Exhibit A-1 (the “Property”) as shown on the site plan attached hereto as Exhibit “A” (the “Development”), together with all buildings, improvements and facilities, now or subsequently located on the Property from time to time, including, without limitation, Building One containing approximately 90,990 rentable square feet (collectively, the “Premises”).
(h) Intentionally omitted.
(i) Term: Ten (10) Lease Years.
(j) Commencement Date: June ___, 2005.
 Expiration Date: June 30, 2015.
(k) Monthly Base Rent: The Monthly Base Rent will be as set forth below, with each “Lease Year” being the period beginning on the Commencement Date (or the anniversary thereof) and ending on the day preceding the next anniversary of the Commencement Date and the Monthly Base Rent being the amount calculated by multiplying the applicable yearly Rental Rate by 90,990 square feet and dividing by twelve, as set forth in the table below:

Initial Term	Rental Rate		Monthly Base
Rent

Year 1	$9.50	/RSF/Year	$72,034.13
Year 2	$9.76	/RSF/Year	$74,013.16
Year 3	$10.03	/RSF/Year	$76,051.57
Year 4	$10.31	/RSF/Year	$78,151.12
TENANT’S INITIALS                      LANDLORD’S INITIALS

Year 5	$10.59	/RSF/Year	$80,313.66
Year 6	$10.89	/RSF/Year	$82,541.08
Year 7	$11.19	/RSF/Year	$84,835.32
Year 8	$11.50	/RSF/Year	$87,198.39
Year 9	$11.82	/RSF/Year	$89,632.35
Year 10	$12.15	/RSF/Year	$92,139.33

Renewal Term (if any): Year 11 through Expiration Date	Fair Market Value Rental (as hereinafter defined) as determined pursuant to Paragraph 3.1(b) of this Lease
(l) Security Deposit: No Security Deposit at lease signing subject to conditions and adjustments as set forth in Paragraph 7 below.
(m) Tenant Improvements: None. Tenant agrees to accept the Buildings “AS IS, WHERE IS, AND WITH ALL FAULTS” as further provided in Paragraph 4 below.
(n) Tenant Improvement Allowance: None.
(o) Permitted Use: General office, light manufacturing and incidental uses, and assembly and any other legal use allowed under current City zoning or other applicable law, as same may be amended from time to time.
(p) Intentionally Deleted
(q) Broker(s): Studley, Inc., representing Tenant
(r) Intentionally Deleted
(s) Interest Rate: Shall mean the four percent (4%) in excess of the prime lending or reference rate of Bank of America, N.A., or any successor bank in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate will in no event exceed the maximum interest rate permitted to be charged by applicable law.
(t) Exhibits: A through D, inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference.
This Paragraph 1 represents a summary of the basic terms and definitions of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.
2. PREMISES.
(a) Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.
(b) Mutual Covenants. Landlord and Tenant agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions contained in this Lease and each party covenants as a material part of the consideration for this Lease to keep and perform their respective obligations under this Lease.
3.0 TERM. Initial Term. The term of this Lease will be for the period designated in Subparagraph 1(i), commencing on the Commencement Date, and ending on the Expiration Date (“Initial
TENANT’S INITIALS                      LANDLORD’S INITIALS

Term”). Each consecutive twelve (12) month period of the Term of this Lease, commencing on the Commencement Date, will be referred to herein as a “Lease Year”; provided, however, that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall begin on the Commencement Date and shall end on the last day of the calendar month in which the first anniversary of the Commencement Date occurs.
3.1. OPTION TERM.
(a) Option Right. Landlord hereby grants the originally named Tenant herein (or any affiliate to which this Lease has been assigned pursuant to Paragraph 24(c) above (a “Permitted Assignee”)), up to four (4) consecutive dependant options to extend the Initial Term for a total period of twenty (20) years (the “Option Term”) with respect to the entire Premises, which option(s) shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, and provided further that, as of the date of delivery of such notice, Tenant is not in default under this Lease beyond any applicable cure period. Each such option may be exercised at Tenant’s election for either a five (5) or ten (10) year period (“Option Term Period”), provided, however, that the total Option Term exercised may not exceed twenty (20) years. Upon the proper exercise of such option to extend, and provided that, as of the end of the Initial Term or exercised portion of the Option Term, Tenant is not in default under this Lease beyond any applicable cure period, the Term, as it applies to the Premises, shall be extended for a period of five (5) or ten (10) years, at the election of Tenant, at the monthly base rent and on the other terms set forth in Paragraph 3.1(b) below. The rights contained in this Paragraph 3.1 shall be personal to Tenant or a Permitted Assignee. Any renewal event outside exercise of one of the four (4) options (i.e. a renewal negotiated outside an option) shall be considered use of an option and will reduce the number of options remaining but will not eliminate Tenant’s rights to future renewal options.
(b) Option Rent. The monthly base rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to 95% of the rent that a willing tenant and a willing landlord would agree to in arm’s length, bona fide negotiation for a new lease of direct space that is comparable in size, location and quality to the Premises, for a comparable term, which comparable space is located in other comparable buildings in the southwest sub market area of Houston, TX and taking into consideration all other relevant terms and conditions of any comparable leasing transactions, including, without limitation: (i) location, quality and age of the building; (ii) use and size of the space in question; (iii) extent of leasehold improvement allowances; (iv) the amount of any abatement of rental or other charges; (v) parking charges or inclusion of same in rental; (vi) lease takeovers/assumptions; (vii) relocation, refurbishment and repainting allowances; (viii) any and all other concessions or inducements; (ix) extent of services provided or to be provided, including maintenance and repair obligations; (x) distinction between “gross” and “net” lease; (xi) base year or dollar amount for escalation purposes (both operating costs and ad valorem/real estate); (xii) any other adjustments (including by way of indexes) to base rental; (xiii) credit standing and financial stature of the tenant; and (xiv) length of term (the “Fair Market Value Rental” or “FMVR”). All other terms and conditions of this Lease shall apply throughout the Option Term.
(c) Exercise of Option. The option contained in this Paragraph 3.1 shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice to Landlord no less than nine (9) months prior to the expiration of the Initial Term or Option Term Period as exercised, stating that Tenant is exercising its option and as to what portion of the Premises such renewal shall apply ; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not more than one (1) month after receipt of the notice to extend, setting forth Landlord’s proposed Option Rent; and (iii) if Tenant wishes to object to the Option Rent, Tenant shall, on or before the date occurring one (1) month after receipt of the Option Rent Notice deliver written notice thereof to Landlord, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Paragraph 3.1(d) below.
(d) Determination of Option Rent. In the event Tenant timely and appropriately objects to the Option Rent proposed by Landlord, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Option Rent, (the “Outside Agreement Date”), then each party
TENANT’S INITIALS                      LANDLORD’S INITIALS

shall make a separate determination of the Option Rent, as the case may be, within five (5) business days, and such determinations shall be submitted to arbitration in accordance with Subparagraphs (i) through (vii) below.
(i) Landlord and Tenant shall each appoint one arbitrator who shall by profession be a licensed real estate brokers who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial office and industrial properties in Houston, TEXAS. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent, is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Paragraph 3.1(b) above. Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date.
(ii) The two arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.
(iii) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.
(iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.
(v) If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.
(vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Paragraph 3.1(d).
(vii) The cost of arbitration (including, without limitation, reasonable attorneys’ fees) shall be paid by the non-prevailing party.
(e) Partial Renewal. Tenant will have the right under this Paragraph 3 to exercise the Option Term for all of the Premises or a portion of the Premises as Tenant in its sole discretion may elect. In the event Tenant elects to exercise the Option Term for either Building Two or Building Three, the rent shall be determined as provided for in this paragraph 3 but shall be 100% or FMVR, and all remaining dependent options shall apply only to that portion of the Premises subject to the exercised Option Term.
3.2 TERMINATION RIGHT.
(a) Tenant’s Election. After the twelfth (12th) month from the Commencement Date, Tenant shall have the right to require Landlord to market the Premises for sale. Landlord shall control all aspects of the sale but will be obligated to sell the Premises in the event the sales price net of all commissions, costs, fees and expenses yields Landlord a minimum price (“Strike Price”) as set forth in Exhibit “E” attached hereto provided further however, that if Tenant elects to require Landlord to sell the Premises prior to the thirty-sixth (36th) month from the Commencement Date, then the sales price must include assumption of Landlord’s financing on the Premises. Landlord represents and warrants that its loan document will include a provision that the loan is assumable subject to lender’s review and approval rights as set forth within the loan documents. However, if the lender does not approve the proposed purchaser or the terms of the proposed sale, then Landlord shall have no obligation under this Section to consummate the sale to such proposed purchaser. In the event any such sale would exceed the Strike Price, Landlord and Tenant shall evenly share the excess proceeds. Tenant may require Landlord to accept a sales price less than the Strike Price by paying the difference between the two (“Strike Price
TENANT’S INITIALS                      LANDLORD’S INITIALS

Differential”) to Landlord at closing. If Landlord, in the exercise of its good faith business judgment believes it can only consummate a sale for less then the Strike Price, it shall provide written notice to Tenant. Tenant shall have five (5) business days to provide written notice to Landlord whether it elects to require Landlord to accept such offer and to deposit the Sales Price Differential into an escrow of Landlord’s choosing 24 hours prior to Landlord executing the purchase contract. At all times, Landlord shall have the right of last refusal to match any offer that meets or exceeds the Strike Price or that Tenant is willing to accept pursuant hereto. Upon consummation of a sale pursuant to this paragraph 3.2(a), this Lease shall terminate. Tenant shall be entitled to exercise this right once in any twelve (12) month period.
(b) Landlord’s Election. Landlord shall at all times have the right to sell the Premises. In the event Landlord elects to sell the Premises, it shall provide written notice to Tenant. Tenant shall have thirty (30) days to either “opt in” or “opt out”. In the event Tenant “opts in”, then the sale shall proceed as if Tenant required Landlord to market the Premises under paragraph 3.2(a) above. In the event Tenant “opts out”, Landlord shall sell the Premises in its sole and absolute discretion, retain all amounts in excess of the Strike Price, have no right to require Tenant to pay the Strike Price Differential, and pay all costs, fees and expenses. Upon consummation of any “opt out” sale, this Lease shall remain in full force and effect with the exception that this paragraph 3.2(a) and 3.2 (b) shall be null and void and deemed deleted herefrom.
4. POSSESSION.
(a) Delivery of Possession. Landlord and Tenant acknowledge that Tenant is in possession of the Premises as of the date hereof pursuant to the terms of lease between Tenant and NL VENTURES III STAFFORD, L.P., a Texas limited partnership, Landlord’s predecessor in interest with respect to the Premises. Landlord and Tenant acknowledge and agree that Tenant shall remain in possession of the Premises and that the existing lease between Tenant and NL VENTURES III STAFFORD, L.P. shall terminate concurrently with the Commencement Date of this Lease which shall occur at such time as Landlord completes its acquisition of the Premises.
(b) Condition of Premises. By taking possession of the Premises, Tenant will be deemed to have accepted the Premises in its “as is” “where is” and “with all faults” condition on the date of delivery of possession and to have acknowledged that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or any portions thereof or with respect to the suitability of same for the conduct of Tenant’s business. THIS LEASE IS EXPRESSLY ENTERED INTO WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY AND LANDLORD IS TRANSFERRING POSSESSION OF THE PREMISES AS IS, WHERE IS, AND WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS OR WARRANTY (ALL OF WHICH LANDLORD HEREBY DISCLAIMS) AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, LAYOUT, FOOTAGE, PHYSICAL CONDITION, OPERATION, COMPLIANCE WITH SPECIFICATIONS, ABSENCE OF LATENT DEFECTS, OR COMPLIANCE WITH LAWS AND REGULATIONS (INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY AND THE ENVIRONMENT) OR ANY OTHER MATTER AFFECTING OR RELATED TO THE PROPERTY. TENANT HEREBY FURTHER ACKNOWLEDGES THAT LANDLORD HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES AS TO WATER, SOIL OR GEOLOGY OF THE PREMISES. WITHOUT LIMITING THE FOREGOING, LANDLORD DOES NOT AND HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS (as defined in Paragraph 7(c) below) ON, UNDER OR ABOUT THE PREMISES OR THE COMPLIANCE OR NON-COMPLIANCE OF THE PREMISES WITH THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE SUPERFUND AMENDMENT AND REAUTHORIZATION ACT, THE RESOURCE CONSERVATION RECOVERY ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL INSECTICIDE, RODENTICIDE AND FUNGICIDE ACT, THE CLEAN WATER ACT, THE CLEAN AIR ACT, ANY SO-CALLED FEDERAL, STATE OR LOCAL “SUPERFUND” OR “SUPERLIEN” STATUTE, OR ANY OTHER STATUTE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE REGULATING, RELATING TO OR IMPOSING
TENANT’S INITIALS                      LANDLORD’S INITIALS

LIABILITY (INCLUDING STRICT LIABILITY) OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS MATERIALS (collectively, the “Environmental Laws”). TENANT HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT IT IS RELYING SOLELY UPON ITS CURRENT POSSESSION, INSPECTION, EXAMINATION, AND EVALUATION OF THE PREMISES.
5. RENT.
(a) Monthly Base Rent. Tenant agrees to pay Landlord the Monthly Base Rent (as set forth in paragraph 1(k) above) for the Premises (subject to adjustment as hereinafter provided) in advance on the first day of each calendar month during the Term without prior notice or demand, except that Tenant agrees to pay the Monthly Base Rent for the first month of the Term directly to Landlord concurrently with Tenant’s delivery of the executed Lease to Landlord. If the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rent for such period will be prorated in the proportion that the number of days this Lease is in effect during such period bears to the number of days in such month. All rent must be paid to Landlord, without any deduction or offset, in lawful money of the United States of America, at the address designated by Landlord or to such other person or at such other place as Landlord may from time to time designate in writing.
(b) Additional Rent. All amounts and charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses, insurance, and repairs for which Tenant is responsible pursuant to Subparagraph 14(b) below, will be considered additional rent for purposes of this Lease, and the word “rent” as used in this Lease will include all such additional rent unless the context specifically or clearly implies that only Monthly Base Rent is intended.
(c) Late Payments. Late payments of Monthly Base Rent and/or any item of additional rent (with the exception of direct payments for landscaping and janitorial services) will be subject to interest and a late charge as provided in Subparagraph 22(f) below.
6. REAL PROPERTY TAXES.
(a) Real Property Taxes. Tenant shall pay all real property taxes on the Premises during the term of this Lease. Tenant agrees to pay to Landlord one twelfth (1/12th) of the total annual real property taxes due on a monthly basis concurrently with the payment of Monthly Base Rent. Failure of Tenant to pay said real property taxes as and when herein specified shall, in addition to all other rights and remedies of Landlord hereunder, subject Tenant to any fine, penalty, interest, or cost which Landlord may incur as a result thereof. Tenant shall, within thirty (30) days after demand, reimburse Landlord for any such fine, penalty, interest, or cost, together with interest thereon at the Interest Rate.
(b) Definition of “Real Property Tax.” “Real property tax” means; (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Premises; (ii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises by any governmental agency; (iii) any tax imposed upon this transaction or based upon a re-assessment of the Premises due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Premises ; and (iv) any charge or fee replacing any tax previously included within the definition of real property tax, or in substitution of or in lieu of an increase in real property taxes. “Real property tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes or any other taxes applicable to Landlord’s general or net income.
(c) Impounds for Real Property Taxes. If Tenant is more than ten (10) days late in the payment of real property taxes more than two (2) times during the initial Term of this Lease, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the estimated annual real property taxes payable by Tenant under this Lease, together with each payment of Monthly Base Rent. Landlord shall hold such payments in a non-interest bearing impound account, and Landlord shall use such funds to pay the real property taxes on the Premises to the taxing authority entitled thereto at least fifteen (15) days prior to the delinquency date established by the taxing authority. If unknown, Landlord shall reasonably estimate the
TENANT’S INITIALS                      LANDLORD’S INITIALS

amount of real property taxes when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. Landlord shall refund any excess to Tenant once the actual amount of the real property taxes is known. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.
(d) Right to Contest. Tenant will have the exclusive right throughout the Term (including any extensions) to contest the assessed valuation of the Premises by all appropriate proceedings, and to settle or compromise any such proceedings initiated by Tenant, all at Tenant’s sole cost and expense. Any tax savings shall inure solely to the benefit of Tenant.
7. SECURITY DEPOSIT. Tenant will not be required to deposit with Landlord any Security Deposit provided that Tenant demonstrates by way of audited financial statements that it maintains a Tangible Net Worth (”TNW”) (defined in accordance with Generally Accepted Accounting Principles consistently applied) of Fifty Million Dollars ($50,000,000) and a Current Ratio (“CR”) (defined as the ratio of current assets to current liabilities) of 1.5. If during the term of this Lease either of these conditions is not satisfied, Tenant shall deposit a Security Deposit with Landlord in an amount equal to six (6) times the then applicable monthly rent. The Security Deposit will be returned after Tenant satisfies the TNW and CR conditions for four (4) consecutive quarters. Any Security Deposit will be held by Landlord in an interest-bearing account as security for the full and faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If the Security Deposit, if any, has not been returned prior to the expiration of the Lease Term, and Tenant fully and faithfully performs its obligations under this Lease including, without limitation, surrendering the Premises upon the expiration or sooner termination of this Lease in compliance with Subparagraph 11(a) below, the Security Deposit (and interest earned thereon) or any balance thereof will be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration of the Lease Term or as required under applicable law, provided that Landlord may retain the Security Deposit (and interest earned thereon) until such time as any outstanding rent or additional rent amount has been determined and paid in full. The Security Deposit (and interest earned thereon) is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any provisions of this Lease including, but not limited to, the provisions relating to the payment of rent or additional rent, Landlord may (but will not be required to) use, apply or retain all or any part of the Security Deposit (and interest earned thereon) for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant agrees, within ten (10) business days after Landlord’s written demand therefor, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall constitute a default under this Lease. Should Landlord sell its interest in the Premises during the Term hereof and deposit with the purchaser thereof the then unappropriated Security Deposit (and interest earned thereon), Landlord will be discharged from any further liability with respect to such Security Deposit.
8. USE.
(a) Tenant’s Use of the Premises. The Premises may be used for the use or uses set forth in Subparagraph 1(o) only, and Tenant will not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.
(b) Compliance. At Tenant’s sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord’s inspection, all governmental licenses and permits required, if any, for the proper and lawful conduct of Tenant’s business from the Premises Tenant will be responsible for compliance of its use and occupancy of the Premises, and any alterations to the Premises, at Tenant’s sole cost and expense, with (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises now or hereafter in force, (ii) the
TENANT’S INITIALS                      LANDLORD’S INITIALS

requirements of the Board of Fire Underwriters and any other similar body, (iii) the Certificate of Occupancy issued for the Building One, and (iv) any recorded covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Building One or the Premises. Tenant agrees to comply with the Rules and Regulations referenced in Paragraph 28 below. Tenant agrees not to allow the Premises to be used for any unlawful or unreasonably objectionable purpose. Tenant agrees not to cause, maintain or permit any nuisance or waste in, on, under or about the Premises. Notwithstanding anything contained in this Lease to the contrary, all transferable development rights related in any way to that portion of the Property owned by Landlord are and will remain vested in Landlord, and Tenant hereby waives any rights thereto.
c) Hazardous Materials. Except for (i) ordinary and general office supplies typically used in the ordinary course of business, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), in ordinary quantities, (ii) those Hazardous Materials that are necessary for Tenant’s business, provided that such usage and storage is only to the extent of the quantities as reasonably necessary in the ordinary course of Tenant’s business, Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about any portion of the Premises by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises or any portion thereof by Tenant or any of Tenant’s Parties. Landlord reserves the right, during the last one hundred eighty (180) days of the Term, to have an experienced and qualified environmental consultant perform an environmental inspection of the Premises to determine the existence of any Hazardous Materials for which Tenant is responsible for their removal. If Landlord’s inspection reveals or confirms the existence of any such Hazardous Materials (except for Hazardous Materials that have been previously approved by Landlord in writing and such Hazardous Materials have been used, handled, stored and disposed of in accordance with all applicable Environmental Laws), or if Landlord has reasonable cause to believe that any such Hazardous Materials are likely to exist at the Premises, then Tenant shall be responsible for the cost of such inspection; in all other instances, Landlord shall be responsible for the cost of such inspection. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, managers, partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) and lenders from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises and which are caused or permitted by Tenant or any of Tenant’s Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials at the Premises which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems reasonably necessary or appropriate to remediate such release and prevent any similar future release to the reasonable satisfaction of Landlord and Landlord’s mortgagee(s). As used in this Lease, the term “Hazardous Materials” shall mean and include any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi-solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, tobacco smoke, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants (including those substances defined in the Environmental Protection Agency’s “Refrigerant Recycling Rule,” as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in
TENANT’S INITIALS                      LANDLORD’S INITIALS

any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein, “Environmental Laws” means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises. The provisions of this Subparagraph 8(c) shall survive the expiration or earlier termination of this Lease.
(d) Tenant shall have the right to self-manage the Premises on behalf of Tenant at Tenant’s sole cost and expense. Tenant’s right to manage the Premises as set forth above shall be exclusive and Landlord will have no right to manage the Premises, either directly or through a third-party property manager or asset manager. However, notwithstanding the foregoing, Landlord shall at all times have the right to inspect the Premises as set forth in paragraph 16, below.
9. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Tenant shall be sufficient if delivered to Tenant at the addresses designated in Subparagraph 1(d) and notices to Landlord shall be sufficient if delivered to Landlord at the address designated in Subparagraph 1(b). Either party may specify a different address for notice purposes by written notice to the other.
10. BROKERS. The parties acknowledge that the broker(s) who were retained by the parties in connection with this Lease are stated in Subparagraph 1(q). Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. LANDLORD AND TENANT EACH AGREE TO PROMPTLY INDEMNIFY PROTECT, DEFEND AND HOLD HARMLESS THE OTHER FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, JUDGMENTS, SUITS, CAUSES OF ACTION, LOSSES, LIABILITIES, PENALTIES, FINES, EXPENSES, AND COSTS (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) RESULTING FROM ANY BREACH BY THE INDEMNIFYING PARTY. THE FOREGOING MUTUAL INDEMNITY SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE. LANDLORD SHALL BE RESPONSIBLE FOR PAYMENT OF A COMMISSION TO BROKER PER THE TERMS OF A SEPARATE AGREEMENT BETWEEN LANDLORD AND BROKER.
11. SURRENDER; HOLDING OVER.
(a) Surrender. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to peaceably surrender the Premises to Landlord broom clean and, in the case of all warehouse floors, scrubbed clean (to remove all oil, grease and other debris to the extent practicable) and in a state of good order, repair and condition, ordinary wear and tear and casualty damage (if this Lease is terminated as a result thereof pursuant to Paragraph 20) excepted, with all of Tenant’s personal property and Structural Alterations (as defined in Paragraph 13) removed from the Premises to the extent required under Paragraph 13 and all damage caused by such removal repaired as required by Paragraph 13. If any wiring and/or cabling is not removed from the Premises upon expiration of this lease then such wiring and/or cabling shall become the property of Landlord (without payment by Landlord). The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.
(b) Holding Over. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and such continued occupancy by Tenant shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, except that the Monthly Base Rent for any such holdover period shall be equal to one hundred fifty percent (150%) of the Monthly Base Rent in effect
TENANT’S INITIALS                      LANDLORD’S INITIALS

under this Lease immediately prior to such holdover.. Acceptance by Landlord of rent after such expiration or earlier termination will not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord’s right of re-entry or any rights of Landlord under this Lease or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Landlord, Tenant agrees to promptly indemnify, protect, defend and hold Landlord harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys’ fees and costs), including, without limitation, costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded solely on or resulting solely from Tenant’s failure to surrender the Premises. The provisions of this Subparagraph 11(b) will survive the expiration or earlier termination of this Lease.
12. TAXES ON TENANT’S PROPERTY. Tenant agrees to pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); (b) any Tenant Improvements or Alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s building standard tenant improvements are assessed, (c) any franchise, sales or rent tax, and (d) any taxes imposed or levied against Tenant due to any sub-tenancies or assignment of the Lease (or any part thereof). If any such taxes or assessments based upon items in (a), (b), (c) or (d) above, are levied against Landlord or Landlord’s property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, in which event Tenant agrees to reimburse Landlord all amounts paid by Landlord within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, will have the right, with Landlord’s cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.
13. ALTERATIONS. Subject to and upon the terms and conditions set forth below, Tenant may, at its sole cost and expense, make non-structural alterations, additions, improvements and decorations to the Premises as well as any repairs under Paragraph 14 below (collectively, “Alterations”) without Landlord’s approval, provided such Alterations (i) do not affect the outside appearance, character or use of the Building One, (ii) do not materially adversely affect the structure, equipment, services or systems of the Building One or Development, (iii) in the reasonable opinion of Landlord, do not materially adversely affect the value of the Buildings, (iv) violate any occupancy certificate applicable to the Building One or the Development, or (v) cost less than Two Hundred Fifty Thousand Dollars ($250,000).
(a) Intentionally Deleted.
(b) Landlord’s Notice. Before proceeding with any Alterations, Tenant must first deliver to Landlord written notice and a copy of any final plans, specifications and working drawings for any such Alterations if required for such work (i.e. carpeting work does not require drawings) at least ten (10) business days prior to commencement of the work thereof, and (B) comply with the other conditions of this Paragraph 13, including, without limitation, conforming to Landlord’s rules, regulations and insurance requirements which govern contractors. Landlord’s review of plans, specifications and/or working drawings for Alterations will not create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with applicable permits, laws, rules and regulations of governmental agencies or authorities. If the Alteration is structural or does not comply with 13 (i)-(v) above (a “Structural Alteration”), Landlord will have the right to approve such Structural Alteration, such approval not to be unreasonably withheld, delayed or conditioned. Landlord will notify Tenant in writing of (i) any objections to a proposed Structural Alteration within twenty (20) business days following receipt of Tenant’s notice, which objections will provide sufficient detail and specifics of Landlord’s objections to allow Tenant to review the plans, specifications and working drawings to eliminate Landlord’s objections, If Landlord fails to provide notice of any objections within such twenty (20) business day period, then Tenant shall provide Landlord a second written notice. If Landlord fails to provide notice of any objections
TENANT’S INITIALS                      LANDLORD’S INITIALS

within ten (10) business day from receipt of the second notice, then Landlord will be deemed to have approved the proposed Structural Alteration and Tenant will be entitled to proceed with same without further consent from Landlord.
(c) Contractors. Tenant may select architects, engineers contractors, subcontractors and other consultants of Tenant’s choice to perform any Alterations or Structural Alterations provided same are properly licensed. Before proceeding with any Alterations or Structural Alterations, Tenant’s contractors must obtain and maintain, on behalf of Tenant and at Tenant’s sole cost and expense: (i) all necessary governmental permits and approvals for the commencement and completion of such Alterations or Structural Alterations; and (ii) if reasonably requested by Landlord, a completion and lien indemnity or payment performance bond, or other surety, reasonably satisfactory to Landlord for such Structural Alterations. Throughout the performance of any Alterations or Structural Alterations, Tenant agrees to obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Paragraph 19 of this Lease.
(d) Manner of Performance. All Alterations and Structural Alterations must be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) in a lien-free and first-class and workmanlike manner; and (iii) in compliance with all applicable permits, laws, statutes, ordinances, rules, regulations, orders and rulings now or hereafter in effect and imposed by any governmental agencies and authorities which assert jurisdiction.
(e) Ownership. Any tenant improvements, including, without limitation, all affixed sinks, dishwashers, microwave ovens and other fixtures, and all Alterations and Structural Alterations will become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant at least ninety (90) days before the end of the Term, identify those Structural Alterations which Landlord will require Tenant to remove at the end of the Term of this Lease, provided that at the time Landlord approves the Structural Alterations, Landlord has reserved the right to require Tenant to remove such Structural Alterations.. If Landlord requires Tenant to remove any Structural Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Structural Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord’s option, Tenant agrees to pay to Landlord all of Landlord’s costs of such removal and repair).
(f) Plan Review. Tenant agrees to pay Landlord, as additional rent, the reasonable costs of professional services and costs for general conditions of Landlord’s third party consultants if utilized by Landlord (but not Landlord’s “in-house” personnel) for review of all plans, specifications and working drawings for any Alterations, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants.
(g) Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant’s business and trade fixtures, furniture, movable partitions and equipment) will be and remain the property of Tenant, and must be removed by Tenant from the Premises, at Tenant’s sole cost and expense, on or before the expiration or earlier termination of this Lease. Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or earlier termination of this Lease.
(h) Removal of Alterations. If Tenant fails to remove by the expiration or earlier termination of this Lease all of its personal property, or any Structural Alterations properly identified by Landlord for removal, Landlord may, (without liability to Tenant for loss thereof) treat such personal property and/or Structural Alterations as abandoned and, at Tenant’s sole cost and expense, and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon ten (10) business days prior notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all costs of disposition of Tenant’s abandoned property plus a surcharge of five percent (5%) and Landlord shall have no liability to Tenant with respect to any such abandoned property. Landlord agrees to apply the proceeds of any sale of any such property (except the
TENANT’S INITIALS                      LANDLORD’S INITIALS

five percent surcharge) to any amounts due to Landlord under this Lease from Tenant (including Landlord’s reasonable attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.
14. REPAIRS AND MAINTENANCE.
(a) Tenant’s Obligations. Tenant agrees to keep, maintain and preserve the Premises (excluding the structural portions of the Building One as set forth in Paragraph 14(c) below) in good condition and repair and, when and if needed, at Tenant’s sole cost and expense, to make all repairs to the Premises and every part thereof. Tenant shall enter into and maintain in effect preventive maintenance or service contracts with respect to (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) parking areas, driveways and sidewalks, (vi) roof surface and membrane, (vii) window cleaning, (viii) clarifiers, and (ix) any other equipment, if reasonably required by Landlord. All such service contracts shall be subject to Landlord’s prior written approval not to be unreasonably withheld. Tenant shall perform its obligations under this Paragraph 14(a) with diligence and consistent with good building management. Tenant agrees to cause any mechanics’ liens or other liens arising as a result of work performed by Tenant or at Tenant’s direction to be eliminated as provided in Paragraph 15 below. Landlord has no obligation to alter, remodel, improve, repair, decorate or paint any portion of the Premises.
(b) Tenant’s Failure to Repair or Maintain. If Tenant refuses or neglects to repair and maintain the Premises as required hereunder to the reasonable satisfaction of Landlord, Landlord, at any time following ten (10) business days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as additional rent, Landlord’s reasonable costs for making such repairs within ten (10) business days of receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such ten (10) business day period will bear interest at the Interest Rate until paid by Tenant.
(c) Landlord’s Obligations. Landlord covenants and agrees, at its expense without reimbursement or contribution by Tenant, to keep, maintain and replace, as necessary, the foundations, structural systems including, without limitation, the roof structure (excluding the roof membrane), and load-bearing walls, floor slabs and, exterior walls in good condition and repair unless any of the foregoing is damaged due to Tenant’s negligence or misuse. Throughout the performance of any maintenance or repair work performed by or for Landlord under this Paragraph 14(c), Landlord agrees to obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Paragraph 19 of this Lease.
15. LIENS. Tenant agrees not to permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees. At Landlord’s request, Tenant agrees to provide Landlord with enforceable, conditional and final lien releases (or other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises. Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant will, at its sole cost, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Premises. If Tenant fails to cause any such liens to be so released or bonded within thirty (30) business days after filing thereof, such failure will be deemed a material breach by Tenant under this Lease without the benefit of any additional notice or cure period described in Paragraph 22 below, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Tenant agrees to pay to Landlord within ten (10) business days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.
TENANT’S INITIALS                      LANDLORD’S INITIALS

16. ENTRY BY LANDLORD. Landlord and its employees and agents will at all times have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers or (during the last 12 months of the Lease Term only, provided Tenant has not exercised its renewal option) tenants, to post notices of nonresponsibility, and/or to repair the Premises as permitted or required by this Lease. In exercising such entry rights, Landlord will endeavor to minimize, as reasonably practicable, the interference with Tenant’s business, and will provide Tenant with reasonable advance notice of any such entry (except in emergency situations). Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord will have the right to use any and all means which Landlord may reasonably deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises.
17. UTILITIES AND SERVICES. Tenant shall arrange and pay for all water, gas, heat, sewer services, light, power, trash disposal and other utilities and services supplied to the Premises together with any taxes thereon. Tenant shall arrange and pay for janitorial services and any telephone and other telecommunications services provided to the Premises. Landlord will not be liable to Tenant for any failure to furnish any of the foregoing utilities and services to the Premises for any cause whatsoever. In addition, in the event of any stoppage or interruption of services or utilities, Tenant shall not be entitled to any abatement or reduction of rent, no eviction of Tenant will result from such failure and Tenant will not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Tenant agrees to diligently attempt to resume service promptly.
18. ASSUMPTION OF RISK AND INDEMNIFICATION.
(a) Assumption of Risk. Tenant, as a material part of the consideration to Landlord, hereby agrees that neither Landlord nor any Landlord Indemnified Parties (as defined in Subparagraph 8(c) above) will be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord or any Landlord Indemnified Parties with respect to, (i) any and all damage to property or injury to persons in, upon or about the Building One or the Premises resulting from any act or omission (except for the negligent or intentionally wrongful act or omission) of Landlord or any Landlord Indemnified Parties, (ii) any such damage caused by other persons in or about the Building One or the Premises, or caused by quasi-public work, (iii) any loss of or damage to property by theft or otherwise, or (iv) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building One or any other portion of the Premises or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any Landlord Indemnified Parties will be liable for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any Tenant Parties or for interference with light or other incorporeal hereditaments. Tenant agrees to give prompt notice to Landlord in case of fire or accidents at the Premises, or of defects in the Building or in the fixtures or equipment.
(b) Indemnification. SUBJECT TO THE PROVISIONS OF PARAGRAPH 19(E), TENANT WILL BE LIABLE FOR, AND AGREES, TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, TO PROMPTLY INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS LANDLORD AND ALL LANDLORD INDEMNIFIED PARTIES, FROM AND AGAINST, ANY AND ALL CLAIMS, DAMAGES, JUDGMENTS, SUITS, CAUSES OF ACTION, LOSSES, LIABILITIES, PENALTIES, FINES, EXPENSES AND COSTS, INCLUDING ATTORNEYS’ FEES AND COURT COSTS (COLLECTIVELY, “INDEMNIFIED CLAIMS”), ARISING OR RESULTING FROM (I) ANY ACT OR OMISSION OF TENANT OR ANY TENANT PARTIES (AS DEFINED IN SUBPARAGRAPH 8(C) ABOVE); (II) THE USE OF THE PREMISES AND CONDUCT OF TENANT’S BUSINESS BY TENANT OR ANY TENANT PARTIES, OR ANY OTHER ACTIVITY, WORK OR THING DONE, PERMITTED OR SUFFERED BY TENANT OR ANY TENANT PARTIES, IN OR ABOUT THE PREMISES; AND/OR (III) ANY DEFAULT BY TENANT OF ANY OBLIGATIONS ON TENANT’S PART TO BE PERFORMED UNDER THE TERMS OF THIS
TENANT’S INITIALS                      LANDLORD’S INITIALS

LEASE IN CASE ANY ACTION OR PROCEEDING IS BROUGHT AGAINST LANDLORD OR ANY LANDLORD INDEMNIFIED PARTIES BY REASON OF ANY SUCH INDEMNIFIED CLAIMS, TENANT, UPON NOTICE FROM LANDLORD, AGREES TO PROMPTLY DEFEND THE SAME AT TENANT’S SOLE COST AND EXPENSE BY COUNSEL APPROVED IN WRITING BY LANDLORD, WHICH APPROVAL LANDLORD WILL NOT UNREASONABLY WITHHOLD.
SUBJECT TO THE PROVISIONS OF PARAGRAPH 19(E), LANDLORD HEREBY AGREES TO INDEMNIFY, PROTECT, AND DEFEND TENANT, ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, SUCCESSORS, AND ASSIGNS (“TENANT INDEMNIFICATION PARTIES”) AND HOLD THEM HARMLESS FROM ANY AND ALL INDEMNIFIED CLAIMS ASSERTED AGAINST TENANT BY A THIRD PARTY AND CAUSED BY THE (I) NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, IT’S EMPLOYEES OR AGENTS (II) ANY DEFAULT BY LANDLORD OF ANY OBLIGATIONS ON LANDLORD’S PART TO BE PERFORMED UNDER THE TERMS OF THIS LEASE IN CASE ANY ACTION OR PROCEEDING IS BROUGHT AGAINST TENANT OR ANY TENANT INDEMNIFICATION PARTIES BY REASON OF ANY SUCH INDEMNIFIED CLAIMS, LANDLORD, UPON NOTICE FROM TENANT, AGREES TO PROMPTLY DEFEND THE SAME AT LANDLORD’S SOLE COST AND EXPENSE BY COUNSEL APPROVED IN WRITING BY TENANT, WHICH APPROVAL TENANT WILL NOT UNREASONABLY WITHHOLD.. (c) Survival; No Release of Insurers. The indemnification obligations under Subparagraph 18(b) will survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification obligation in Subparagraphs 18(a) and 18(b) above, are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.
19. INSURANCE.
(a) Tenant’s Insurance. On or before the Commencement Date, and continuing throughout the entire Term hereof and any other period of occupancy, Tenant agrees to keep in full force and effect, at its sole cost and expense, the following insurance:
(i) Intentionally Deleted.
(ii) One (1) year insurance coverage for loss of income and extra expenses in such amounts as will reimburse Landlord for any direct loss of Monthly Base Rent and Additional Rent attributable to any such perils including prevention of access to the Building or any other portion of the Premises as a result of any such perils. Such insurance shall name Landlord and its lender as loss payees solely with respect to Monthly Base Rent and Additional Rent. These limits may be provided by primary insurance or by primary and Excess/Umbrella Liability insurance combined.
(iii) Commercial General Liability Insurance or Comprehensive General Liability Insurance (on an occurrence form) insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage: Premises and Operations; Owners and Contractors protective; blanket contractual liability (including coverage for Tenant’s indemnity obligations under this Lease); products and completed operations; and liquor liability (if Tenant serves alcohol on the Premises). Such insurance must have the following minimum limits of liability: bodily injury, personal injury and property damage $5,000,000 each occurrence, $10,000,000 in the aggregate, provided that if liability coverage is provided by a Commercial General Liability policy the general aggregate limit shall apply separately and in total to this location only (per location general aggregate), and provided further, such minimum limits of liability may be adjusted from year to year to reflect increases in coverages as recommended by Landlord’s insurance carrier as being prudent and commercially reasonable.
(iv) Comprehensive Automobile Liability insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 per accident.
(v) Worker’s Compensation as required by the laws of the State.
TENANT’S INITIALS                      LANDLORD’S INITIALS

(vi) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates. Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant’s interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate.
(b) Property Insurance. On or before the Commencement Date, and continuing throughout the entire Term hereof and any other period of occupancy, Tenant agrees to keep in full force and effect, at its sole cost and expense, Special Form (fka All Risk) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief, earthquake and flood coverage upon property of every description and kind located on the Premises, including, without limitation, furniture, equipment and any other personal property, any Tenant Improvements, Alterations and the Building in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be presumptive.
(c) Supplemental Tenant Insurance Requirements.
(i) All policies must be in a form reasonably satisfactory to Landlord, issued by an insurer admitted to do business in the State, and have deductibles no greater than Fifty Thousand Dollars ($50,000).
(ii) All policies must be issued by insurers with a policyholder rating of “A” and a financial rating of “X” in the most recent version of Best’s Key Rating Guide.
(iii) All policies must contain a requirement to notify Landlord (and Landlord’s partners, members and property manager and any mortgagees or ground lessors of Landlord who are named as additional insureds, if any) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, as soon as practicable after placing the required insurance, but in any event within the time frame specified in Subparagraph 19(a) above, certificate(s) of insurance evidencing the existence of such insurance and Tenant’s compliance with the provisions of this Paragraph 19. Tenant agrees to cause certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or certificates are not furnished within the time(s) specified herein, and such failure is not rectified within ten (10) days following written notice thereof to Tenant, then Tenant will be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Subparagraph 22(a)(iii) below, and Landlord will have the right, but not the obligation, to procure such insurance as Landlord deems necessary to protect Landlord’s interests at Tenant’s expense. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 19, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant agrees to promptly reimburse Landlord for such costs as additional rent.
(iv) General Liability and Automobile Liability policies under Subparagraphs 19(a)(iii) and (iv) and the Special Form insurance policy under Subparagraph 19(b) must name Landlord and Landlord’s partners, members and property manager (and at Landlord’s request, Landlord’s mortgagees and ground lessors of which Tenant has been informed in writing) as additional insureds/loss payees (as applicable) and must also contain a provision that the insurance afforded by such policy is primary insurance and any insurance carried by Landlord and Landlord’s property manager or Landlord’s mortgagees or ground lessors, if any, will be excess over and non-contributing with Tenant’s insurance.
(d) Waiver of Subrogation. Landlord’s and Tenant’s property insurance shall each contain a clause whereby the insurer waives all rights of recovery by way of subrogation against the other party. Tenant shall also obtain and furnish evidence to Landlord of the waiver by Tenant’s worker’s compensation insurance carrier of all rights of recovery by way of subrogation against Landlord.
TENANT’S INITIALS                      LANDLORD’S INITIALS

(e) Landlord’s Insurance. Landlord shall maintain a general E & O insurance policy providing not less than $1,000,000 per occurrence, $2,000,000 in the aggregate coverage, and shall require all third parties entering the Premises on Landlord’s behalf to carry similar insurance coverage.
20. DAMAGE OR DESTRUCTION.
(a) Casualty. In case of damage to or destruction of the Premises, whether or not by a risk required to be covered by insurance as set forth in Paragraph 19 of this Lease, this Lease shall not terminate and Tenant shall promptly restore, rebuild, replace or repair (hereinafter referred to as “Restore” or “Restoration”) the Premises to substantially the same condition as existed immediately prior to such damage or destruction if, in the good faith estimate of a mutually acceptable architect or contractor, such Restoration can be substantially completed within 180 days from the occurrence of the damage or destruction. Such Restoration shall be commenced promptly and shall thereafter be prosecuted with due diligence. Notwithstanding the foregoing, however, in the case of damage to or destruction of the Premises the Restoration of which cannot be substantially completed within 180 days from the occurrence or if the damage or destruction occurs during the last twelve (12) months of the Term that will render the Premises inaccessible or unusable for purposes of conducting Tenant’s business for a period of ninety (90) days or more, Tenant may elect to terminate this Lease by giving Landlord written notice of such election within thirty (30) days following the casualty, in which event Tenant shall have no obligation to Restore the Premises; provided, however, Tenant shall, at its cost, clear the Premises of debris and return the same to a safe and clean condition, and deliver any insurance proceeds (other than those for payable for damages to Tenant’s personal property or business interruption or Tenant’s costs to clear the Premises) to Landlord and/or Landlord’s mortgagee in accordance with Subparagraph 20(e) below. If Tenant elects to terminate this Lease in accordance with this paragraph, this Lease shall terminate thirty (30) days following the date Landlord receives Tenant’s written notice of such election (the "Termination Date”) upon the payment by Tenant of all rent and all other sums then due and payable under this Lease to and including the Termination Date. Said termination shall not release Tenant nor Landlord from the obligations and liabilities of either under this Lease, actual or contingent, which have accrued on or prior to the Termination Date.
(b) Reconstruction and Repair Requirements. Tenant shall obtain Landlord’s prior approval of all plans for Restoration work performed by Tenant, which approval shall not be unreasonably withheld or delayed. Such Restoration work shall be performed in accordance with Paragraph 13 (and for purposes of such Paragraph 13, the Restoration work shall be treated as Structural Alterations).
(c) No Rent Abatement During Reconstruction. There shall be no rent abatement during Restoration of the Premises or during that period after any casualty and prior to commencement of Restoration.
(d) Adjustment of Loss and Disbursement of Insurance Proceeds upon Restoration. Except for Restoration that is reasonably expected to cost less than Fifty Thousand Dollars ($50,000), Landlord shall have the right to adjust the loss with the insurance company(ies) and all proceeds of the insurance policies maintained pursuant to Subparagraph 19(b) above (“Proceeds”) shall be deposited with a depository acceptable to Landlord and Tenant (the “Depository”). If the Proceeds are insufficient to cover the anticipated cost of Restoration, Tenant shall deposit with the Depository prior to the commencement of Restoration funds in the amount of such deficiency. The Depository shall disburse the Proceeds and Tenant’s funds, if applicable, during the course of Restoration in accordance with customary construction disbursements, including a ten percent (10%) retention. If, after the Restoration has been completed in accordance with the terms of this Lease, there are remaining funds held by the Depository, then such funds (after first deducting from such funds the fees and expenses of the Depository) shall be delivered to Tenant. If there are not sufficient funds remaining to pay for the Depository’s fees and expenses, Tenant shall be responsible for the payment of same.
(e) Disbursement of Insurance Proceeds upon Termination. Upon any termination of this Lease under the provisions of this Paragraph 20, all proceeds from insurance policies maintained under Subparagraph 19(b) (other than proceeds attributable to Tenant’s personal property or business
TENANT’S INITIALS                      LANDLORD’S INITIALS

interruption) shall be disbursed and paid to Landlord and/or Landlord’s mortgagee, less such amounts that are used by Tenant in clearing any debris from the Premises and returning the Premises to a safe and clean condition as required by this Paragraph 20.
(f) Waiver of Termination. The agreements contained in this Paragraph 20 provide a material part of the consideration for this Lease and in bargaining for and obtaining its rights under this Paragraph 20, Tenant waives any right to terminate this Lease under applicable law.
21. EMINENT DOMAIN.
(a) Total or Partial Taking. In case any of the Building One, or such part of the Premises as shall materially and substantially interfere with Tenant’s ability to conduct its business upon the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant; provided, however, in the event of such a taking, Tenant shall be entitled to pursue a separate award for losses incurred by Tenant, including such portion of the award as shall be attributable to goodwill and for damage to, or the cost of removal of, Tenant’s personal property and the value of Tenant’s leasehold estate. In the event this Lease is not terminated following a taking, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking to the extent of any award proceeds received by Landlord, and a fair and equitable abatement shall be made to Tenant for the Monthly Base Rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. If the award proceeds from the taking are insufficient to restore the Premises as required by the preceding sentence and Landlord does not provide its own funds to so restore the Premises, and if as a result thereof Tenant’s ability to use the Premises as contemplated by this Lease is materially and substantially impaired, then Tenant may elect to terminate this Lease by giving Landlord written notice thereof; provided, however, Landlord may rescind such termination by giving Tenant written notice within ten (10) business days following Landlord’s receipt of such termination notice from Tenant that Landlord will provide the necessary funds to so restore the Premises.
(b) Temporary Taking. In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease will remain unaffected thereby and rent shall not abate and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Lease Term. For purpose of this Subparagraph 21(b), a temporary taking shall be defined as a taking for a period of one (1) year or less.
22. DEFAULTS AND REMEDIES.
(a) Defaults. The occurrence of any one or more of the following events will be deemed an Event of Default by Tenant:
(i) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder within three (3) business days after such payment becomes due (provided that the first two (2) occurrences of such a delinquency in any twelve (12) month period shall be a default only if Tenant fails to cure each of such delinquencies within five (5) days after written notice from Landlord thereof).
(ii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 22(a)(i) or (ii) above, where such failure continues (where no other period of time is expressly provided) for a period of thirty (30) days after written notice thereof from Landlord to Tenant. The provisions of any such notice will be in lieu of, and not in addition to, any notice required under applicable law. If the nature of Tenant’s
TENANT’S INITIALS                     LANDLORD’S INITIALS

default is such that more than thirty (30) days are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant diligently commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion.
(iii) (A) The making by Tenant of any general assignment for the benefit of creditors; (B) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (C) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (D) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.
(b) Landlord’s Remedies; Termination. In the event of any Event of Default by Tenant, in addition to any other remedies available to Landlord at law or in equity under applicable law, Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: reasonable attorneys’ fees and costs; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations, the Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of any free rent, reduced rent, free parking, reduced rate parking and any Tenant Improvement Allowance or other costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease. The unamortized value of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Lease Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Lease Term. As used in Subparagraphs 22(b)(i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate. As used in Subparagraph 22(b)(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
(c) Landlord’s Remedies; Re-Entry Rights. In the event of any Event of Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of at the sole cost and expense of and for the account of Tenant in accordance with the provisions of Subparagraph 13(h) of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 22(c) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.
(d) Landlord’s Remedies; Re-Letting. In the event following an Event of Default Landlord elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease, Landlord will use reasonably good-faith efforts to relet the Premises or any part thereof on terms and conditions as
TENANT’S INITIALS                     LANDLORD’S INITIALS

Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such reletting. If Landlord is able to relet the Premises or any portion thereof, then rents received by Landlord from such reletting will be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency will be calculated and paid monthly.
(e) Landlord’s Remedies; Performance for Tenant. All covenants and agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy of Landlord set forth in this Paragraph 22.
(f) Late Payment. If Tenant fails to pay any installment of rent within five (5) days of when due or if Tenant fails to make any other payment for which Tenant is obligated under this Lease within five (5) days of when due and such failure continues for three (3) business days following written notice thereof to Tenant, then such late amount will accrue interest at the Interest Rate and Tenant agrees to pay Landlord as additional rent such interest on such amount from the date such amount becomes due until such amount is paid. In addition, Tenant agrees to pay to Landlord concurrently with such late payment amount, as additional rent, a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs Landlord will incur as a result of such late payment. The parties agree that (i) it would be impractical and extremely difficult to fix the actual damage Landlord will suffer in the event of Tenant’s late payment, (ii) such interest and late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant, and (iii) the payment of interest and late charges are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of any such interest and late charge will not constitute a waiver of the Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.
(g) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 22 will be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.
23. LANDLORD’S DEFAULT. Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion and provided further that if Landlord’s failure to perform any of its obligations under Paragraph
TENANT’S INITIALS                     LANDLORD’S INITIALS

14(c)creates or results in an emergency condition that in Tenant’s good faith judgment (i) poses a material risk of personal injury or death, or of damage to Tenant’s property, or (ii) materially interferes with Tenant’s use and enjoyment of the Premises, then Tenant may take commercially reasonable action to perform Landlord’s obligations, and Landlord shall, after notice and opportunity to inspect, reimburse Tenant for all such reasonable costs within thirty (30) days. Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Paragraph 35 of this Lease.
24. ASSIGNMENT AND SUBLETTING.
(a) Right to Sublet. Tenant shall have the right to sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party (“Sublet”), without the prior written consent of Landlord during the first seven (7) years of this Lease, and thereafter upon the prior written consent of Landlord, which consent Landlord will not unreasonably withhold or delay. All Sublets shall expire no later than the expiration of the Initial Term or Option Term, as and if exercised. All costs associated with the subletting including marketing costs, leasing commissions and tenant improvements shall be the responsibility of the Tenant. A standardized sublease form, approved by Landlord, shall be used for all new subleases.
(b) Restriction on Transfer. Except as expressly provided in this Paragraph 24(a), Tenant will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein (any such assignment, encumbrance, or the like will sometimes be referred to as a “Transfer”), without the prior written consent of Landlord, which consent Landlord will not unreasonably withheld or delay. All Transfers shall expire no later than the expiration of the Initial Term or Option Term, as and if exercised.
(c) Corporate and Partnership Transfers. For purposes of this Paragraph 24, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of thirty-five percent (35%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Paragraph 24. Notwithstanding the foregoing, the immediately preceding sentence will not apply to any transfers of stock of Tenant if Tenant is a publicly-held corporation or partnership and such stock is transferred publicly over a recognized security exchange or over-the-counter market.
(d) Permitted Controlled Transfers. Notwithstanding the provisions of this Paragraph 24 to the contrary, Tenant may assign this Lease (“Permitted Transfer”), without Landlord’s consent and without extending any sublease termination option to Landlord, to any parent, subsidiary or affiliate corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant’s business as a going concern, provided that: (i) at least twenty (20) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in Subparagraph 24(d) below (except in the event of a merger or consolidation involving one or more publicly-held corporations or partnerships, in which event no such disclosure will be required until after the public announcement of such merger or consolidation; (ii) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (iii) the tangible net worth of the assignee or sublessee as of the time of the proposed assignment or sublease is not less than Fifty Million Dollars ($50,000,000); (iv) Tenant remains fully liable under this Lease; and (v) the use of the Premises under Paragraph 8 remains unchanged.
(e) Transfer Notice. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant agrees to give Landlord a notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as “Transferee”), reasonable
TENANT’S INITIALS                     LANDLORD’S INITIALS

information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require. If Landlord reasonably requests additional detail, the Transfer Notice will not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any Transfer until such information is provided to it.
(f) Landlord’s Options. Within fifteen (15) days of Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee’s financial responsibility, Landlord will elect to do one of the following (i) consent to the proposed Transfer or (ii) refuse such consent, which refusal shall be on reasonable grounds including, without limitation, those set forth in Subparagraph 24(f) below. If Landlord does not respond to a Transfer Notice within such fifteen (15) day period, Tenant shall provide Landlord with a second Transfer Notice. If Landlord does not respond to the second Transfer Notice within fifteen (15) days, Landlord shall be deemed to consent to such Transfer.
(g) Reasonable Disapproval. Landlord and Tenant hereby acknowledge that Landlord’s disapproval of any proposed Transfer pursuant to Subparagraph 24(e) will be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (i) the use of the Premises by the Transferee (A) is not permitted by the use provisions in Paragraph 8 hereof, or (B) otherwise poses a risk of increased liability to Landlord; (ii) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer and this Lease; or (iii) the Transferee poses a business or other economic risk which Landlord reasonably deems unacceptable.
(h) Additional Conditions. A condition to Landlord’s consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, and, in the case of an assignment, the delivery to Landlord of an agreement executed by the Transferee in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition for granting its consent to any assignment or sublease, Landlord may require that the assignee or sublessee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee. As a condition to Landlord’s consent to any sublease, such sublease must provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord’s written consent, or by any previous prepayment by sublessee of more than one month’s rent.
(i) No Release. No Transfer or subletting will release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, in which event Landlord agrees to promptly notify Tenant of such requirement. However, the acceptance of rent by Landlord from any other person will not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any
TENANT’S INITIALS                     LANDLORD’S INITIALS

successor of Tenant, and without obtaining its or their consent thereto and any such actions will not relieve Tenant of liability under this Lease.
(j) Administrative and Attorneys’ Fees. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, Tenant agrees to pay Landlord all third party, out-of-pocket costs and expenses, including but not limited to reasonable attorneys’ and paralegal fees incurred by Landlord in connection with such Transfer or request for consent. Acceptance of the cost and/or expense reimbursement will in no event obligate Landlord to consent to any proposed Transfer.
25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a deed of trust encumbering the Premises, or any lessor of a ground or underlying lease with respect to the Premises, this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Premises or any leases thereof, or Landlord’s interest and estate in any of said items, is specified as security; provided, however, that the subordination of this Lease to any mortgage or deed of trust or any ground or underlying lease is subject to Tenant’s receipt of a commercially reasonable non-disturbance agreement from the holder of such mortgage or deed of trust or such ground or underlying lease in which such holder agrees not to disturb Tenant’s possession of the Premises so long as no Tenant Event of Default has occurred and is continuing under this Lease. Notwithstanding the foregoing, Landlord reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease. If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord’s successor in interest, Tenant agrees to attorn to and become the tenant of such successor in which event Tenant’s right to possession of the Premises will not be disturbed as long as Tenant is not in default under this Lease. Tenant hereby waives its rights under any law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant’s attornment agreement with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. If Tenant fails to sign and return any such documents or engage in reasonable, good faith negotiations on the terms and conditions of such documents within ten (10) business days of receipt, Tenant will be in default hereunder.
26. ESTOPPEL CERTIFICATE.
(a) Tenant’s Obligations. Within ten (10) days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit “C” attached hereto or as may reasonably be required by Landlord’s lender, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (v) such other factual matters pertaining to this lease as are described in Exhibit C or are otherwise reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein.
(b) Tenant’s Failure to Deliver. Tenant’s failure to deliver such statement within such time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance. Without limiting the foregoing, if Tenant
TENANT’S INITIALS                     LANDLORD’S INITIALS

fails to deliver any such statement within such ten (10) business day period, Landlord may deliver to Tenant an additional request for such statement and Tenant’s failure to deliver such statement to Landlord within five (5) business days after delivery of such additional request will constitute a default under this Lease. Tenant agrees to indemnify and protect Landlord from and against any and all claims, damages, losses, liabilities and expenses (including attorneys’ fees and costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord as required by this Paragraph 26.
27. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Building closed, whether or not Landlord, at its option, elects to provide security protection for the Premises or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.
28. RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the “Rules and Regulations,” a copy of which is attached hereto and incorporated herein by this reference as Exhibit “D”, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord
29. MODIFICATION AND CURE RIGHTS OF LANDLORD’S MORTGAGEES AND LESSORS.
(a) Modifications. If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Premises, the lender or ground lessor requests modifications to this Lease, Tenant, within ten (10) business days after request therefor, agrees to execute an amendment to this Lease incorporating such modifications, provided such modifications are reasonable and do not increase the obligations of Tenant under this Lease or adversely affect the leasehold estate created by this Lease.
(b) Cure Rights. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Landlord whose address has been furnished in writing to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).
30. DEFINITION OF LANDLORD. The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, so long as the transferee assumes in writing all such covenants and obligations of Landlord arising after the date of such transfer. Landlord and Landlord’s transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer will not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.
TENANT’S INITIALS                     LANDLORD’S INITIALS

31. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms. The subsequent acceptance of rent or any other payment hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment of such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval will not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.
32. PARKING. Tenant and Tenant’s Authorized User’s shall have the exclusive right to use the parking area at no additional charge. Tenant and Tenant’s Authorized Users shall comply with all rules and regulations regarding parking set forth in Exhibit “D” attached hereto and Tenant agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to comply with such rules and regulations. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking area as it deems reasonably necessary for the use of the parking area.
33. INTENTIONALLY DELETED.
34. SIGNS. The size, design, color and other physical aspects of any and all exterior sign(s) installed by Tenant during the Lease Term will be subject to (i) any covenants, conditions or restrictions governing the Premises, and (ii) any applicable municipal or governmental permits, approvals, guidelines and restrictions (including, without limitation, any guidelines issued or restrictions imposed by the City). Tenant will be solely responsible for all costs for installation, maintenance, repair and removal of any Tenant identification sign(s). If Tenant fails to remove Tenant’s sign(s) upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant’s sole cost and expense.
35. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) Tenant’s recourse against Landlord for monetary damages will be limited to Landlord’s interest in the Premises including, subject to the prior rights of any Mortgagee, Landlord’s interest in the rents of the Premises and any insurance proceeds payable to Landlord; (b) Except as may be necessary to secure jurisdiction of the partnership or company, no partner or member of Landlord shall be sued or named as a party in any suit or action and no service of process shall be made against any partner or member of Landlord; (c) No partner or member of Landlord shall be required to answer or otherwise plead to any service of process; (d) No judgment will be taken against any partner or member of Landlord and any judgment taken against any partner or member of Landlord may be vacated and set aside at any time after the fact; (e) No writ of execution will be levied against the assets of any partner or member of Landlord; (f) The obligations under this Lease do not constitute personal obligations of the individual members, partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual members, partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) These covenants and agreements are enforceable both by Landlord and also by any partner or member of Landlord.
36. FINANCIAL STATEMENTS. Provided Tenant is and remains a public corporation and its financials are timely filed and therefore available online, Landlord shall obtain same as necessary online. However, in the event Tenant is no longer a public company or it fails to timely file its financial statements
TENANT’S INITIALS                     LANDLORD’S INITIALS

as required of a public company, Tenant, at any time during the Term of this Lease upon ten (10) business days prior written notice from Landlord, agrees to provide Landlord with a current financial statement for Tenant and any guarantors of Tenant and financial statements for the two (2) years prior to the current financial statement year for Tenant and any guarantors of Tenant. Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant except when Landlord’s demand is based on Tenant’s failure to timely file in which case the statements may be reviewed provided disclosing reviewed statements does not violate any law applicable to Tenant, in which case Tenant may provide internal financial statements. Landlord agrees to keep the information in Tenant’s financial statements confidential and not to such disclose such information to any person or entity, except to any actual or prospective purchasers of the Premises, any actual or prospective lenders on the Premises, any actual or prospective investors in Landlord, and to the respective accountants, attorneys and advisors of Landlord and of each of the foregoing parties, and except as may be required by law or by court order.
37. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without hindrance or molestation by Landlord or its employees or agents or by any third party claiming superior title to Landlord.
38. MISCELLANEOUS.
(a) Conflict of Laws. This Lease shall be governed by and construed solely pursuant to the laws of the State, without giving effect to choice of law principles thereunder.
(b) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.
(c) Professional Fees and Costs. If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, actual professional fees and costs such as appraisers’, accountants’ and attorneys’ fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys’ fees and costs shall include, without limitation, attorneys’ fees, costs and expenses incurred in connection with any (i) post judgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.
(d) Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
(e) Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
(f) Prior Agreement; Amendments. This Lease constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.
TENANT’S INITIALS                     LANDLORD’S INITIALS

(g) Separability. The provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.
(h) Recording. Tenant shall have the right but not the obligation to record a memorandum of lease in a recordable form setting forth the interest of the parties, the description of the leasehold interest, the term of the lease including any options and other matters mutually agreeable. It is agreed that the memorandum of lease shall contain no information or representation concerning the Rent or other financial obligations or conditions of the Lease. If the disclosure of any such financial information is required in order to record the memorandum of lease, then neither Landlord nor Tenant shall have the right to record such a memorandum. The memorandum of lease shall be prepared by and the costs of recordation shall be paid by the party requesting the recordation thereof.
(i) Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.
(k) Press Release. Tenant shall not issue any publicity or press release concerning this Lease without the prior written approval of Landlord, such approval not to be unreasonably witheld.
(j) Non-Discrimination. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.
39. EXECUTION OF LEASE.
(a) Joint and Several Obligations. If more than one person executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term “Tenant” as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.
(b) Tenant as Corporation or Partnership. If Tenant executes this Lease as a corporation or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified and in good standing to do business in Texas and that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, if requested by Landlord, and in accordance with the by-laws of Tenant, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, if requested by Landlord, and that this Lease is binding upon Tenant in accordance with its terms.
(c) Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.
TENANT’S INITIALS                     LANDLORD’S INITIALS

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.

TENANT:		LANDLORD:

INPUT-OUTPUT, INC., a Delaware corporation		Stafford Office Park II, a Delaware limited partnership, by and through its general partner, Stafford Office Park GP, LLC, by and through its manager, Mosby Manager, LLC
By:	/s/ J. Michael Kirksey

Print Name:
Print Title: EVP and CFO

By: /s/ Mark G. Tiefel

By:		Name: Mark G. Tiefel

Print Name:		Title: Manager
Print Title:
TENANT’S INITIALS                     LANDLORD’S INITIALS

EXHIBIT A
SITE PLAN
[To be supplied]
TENANT’S INITIALS                     LANDLORD’S INITIALS
EXHIBIT “A”

EXHIBIT B
INTENTIONALLY OMITTED
TENANT’S INITIALS                     LANDLORD’S INITIALS
EXHIBIT “B”

EXHIBIT C
ESTOPPEL CERTIFICATE
     This TENANT ESTOPPEL CERTIFICATE is executed as of the Estoppel Execution Date by Tenant, who is the current tenant or lessee under that certain written lease agreement (“Lease”) dated as of the Lease Date by and between Original Landlord and Original Tenant for the lease of the Premises.

Definitions:
Estoppel Execution Date:		,	200

Lease Date:

Tenant:

Landlord:

Premises:

Monthly Base Rental:

Security Deposit:	$

Advance Rent:	$

Lease Term (incl. Option
Periods Exercised):

Commencement Date:

Expiration Date:

Unexercised Option Periods:

Current Rent Date:

Tenant’s Address for Notices:

     Tenant represents, warrants, certifies and states to ______, a ______, and its successors, assignees, and lenders (collectively, “ ___”), each of the following:
1. A true and correct copy of the Lease and all amendments thereto is attached hereto as Exhibit “A” incorporated herein by this reference. The Lease is presently in full force and effect and has not been amended, supplemented, modified or otherwise changed, except pursuant to the written amendments attached in Exhibit “A” attached hereto.
2. All space and improvements leased by Tenant pursuant to the Lease have been completed and furnished in accordance with the provisions of the Lease, and Tenant has accepted, taken possession of, and is currently occupying, the Premises.
TENANT’S INITIALS                     LANDLORD’S INITIALS
EXHIBIT “C”

3. Landlord has satisfied all commitments made to induce Tenant to enter in the Lease, and to the best of Tenant’s knowledge, Landlord is not in any respect in default in the performance by Landlord of its obligations under the Lease.
4. Tenant is not in any respect in material default or breach of the Lease and has not assigned, sublet, transferred or hypothecated its interest under the Lease, except as shown on Exhibit “B” attached hereto and incorporated herein by this reference.
5. The Lease Term commenced on the Commencement Date and expires on the Expiration Date.
6. The Lease provides for no extensions or renewals beyond the Lease Term except the Unexercised Option Periods. Tenant has not exercised any of the Unexercised Option Periods. Tenant has no option or preferential right to purchase or lease all or any part of the Premises nor any right, title or interest with respect to the Premises other than as a tenant or lessee under the Lease.
7. Tenant has no right to cancel the Lease prior to the Expiration Date.
8. Tenant has paid the Monthly Base Rent and all other monetary obligations under the Lease through the Current Rent Date.
9. There is no period of free rent, rental abatement or reduction, except the Free Rent Periods. Landlord has not given or conceded to Tenant any other concessions, abatements or compromises, free rent, rental abatement or reduction with respect to the rental obligations under the Lease.
10. If the Lease requires a security deposit, Tenant has deposited an amount equal to the Security Deposit with Landlord. No person or entity has guaranteed any portion of Tenant’s obligations under the Lease.
11. There are no offsets or credits against any rentals payable or which have been paid under the Lease, and Tenant has made no payment to Landlord as a security deposit or advance or prepaid rental except any Security Deposit and any Advance Rent and payments made not earlier than thirty (30) days prior to the date upon which such payment is due.
12. Tenant’s current address for receipt of notices, elections, demands or other communications under the Lease is Tenant’s Address for Notices.
13. Tenant has received no notice of any sale, transfer, pledge, assignment, or hypothecation of the Lease, or the rentals owed thereunder, by Landlord.
     Tenant makes this statement for the benefit and protection of ______ and its successors, assigns, and lenders, with the understanding that each or all of said parties intends to and may rely on this statement in making a determination about purchasing or financing certain real property, which real property includes the Premises.
     IN WITNESS WHEREOF, Tenant executes this Tenant Estoppel Certificate as of the Estoppel Execution Date.

TENANT:

By:

Its:

TENANT’S INITIALS                     LANDLORD’S INITIALS
EXHIBIT “C”

EXHIBIT D
RULES AND REGULATIONS
[To Be Inserted]
TENANT’S INITIALS                     LANDLORD’S INITIALS ______
EXHIBIT “D”

EXHIBIT E
STRIKE PRICE
TENANT’S INITIALS                     LANDLORD’S INITIALS ______
EXHIBIT “D”